UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
 Securities Exchange Act of 1934
September 11, 2014
 Date of report (Date of earliest event reported)
Panther Biotechnology, Inc.
(formerly NEF Enterprises, Inc.)
 (Exact name of registrant as specified in its charter)
Nevada	000-55074	33-1221758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
1603 Orrington Avenue, Suite 600 Evanston, Illinois, 60201
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 847-582-9901
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 (17 CFR 240.14d-2(b)).
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 (17 CFR 240.13e-4(c)).

Item 4.01 Change in Registrant's Certifying Accountant.
(a), (b) The Audit Committee of Panther Biotechnology, Inc., formerly NEF Enterprises, Inc., (the "Company") recently completed a competitive process to determine what audit firm would serve as the Company's independent registered public accounting firm for the year ended May 31, 2014.  On September 11, 2014 the Audit Committee decided to dismiss Sadler Gibb & Associates, LLC ("SGA").

The reports of SGA on the Company's consolidated financial statements as of and for the year
Ended May 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

From July 11,2011 (inception) through May 31, 2013, and through the subsequent interim period through September 11, 2014, there were no (a) disagreements with SGA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to SGA's satisfaction, would have caused SGA to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided SGA with a copy of the disclosures it is making in this Current Report on
Form 8-K and requested from SGA a letter addressed to the Securities and Exchange Commission
Indicating whether it agrees with such disclosures. A copy of SGA's letter dated September 11, 2014 is attached as Exhibit 16.1.

Contemporaneous with the determination to dismiss SGA, the Audit Committee engaged GBH CPAs, PC ("GBH") to serve as it Independent Auditors for the year ended May 31, 2014.

From July 11, 2011 (inception) through May 31, 2013 and the subsequent interim period through September 11, 2014, the Company did not consult with GBH regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On September 12, 2014, a majority of the shareholders of the company, by written consent, elected Dr. Joseph Lenz, M.D., F.A.C.P. to serve on the Company's Board of Directors.

Item 9.01 Financial Statements and Exhibits.

NUMBER	EXHIBIT
16.1	Letter from Sadler, Gibb & Associates, LLC, dated September 11, 2014, regarding Change in Certifying Accountant. (Filed herewith.)

SIGNATURES
Panther Biotechnology, Inc.
(formerly NEF Enterprises, Inc.)
Dated: September 15, 2014	By: /s/ Rich Rainey
Rich Rainey, President